                         ENERGY BIOSYSTEMS CORPORATION

                                                                   EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.


















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

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:

         TOTAL                  # DAYS
        SHARES               OUTSTANDING
      ----------------------------------
      11,497,135      x          15    =           172,457,025
      11,502,135      x           1    =            11,502,135
      11,502,235      x           7    =            80,515,645
      11,502,395      x          18    =           207,043,110
      11,505,395      x           8    =            92,043,160
      11,506,053      x          13    =           149,578,689
      11,507,163      x           6    =            69,042,978
      11,605,377      x          52    =           603,479,604
      11,712,758      x          61    =           714,478,238
                                ---               -------------
                                181    /          2,100,140,584 =   11,602,987
                                ---               -------------    -----------
                                ---               -------------    -----------

FOR THE SIX MONTHS ENDED JUNE 30, 1997

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs               ($5,997,658)   =       ($0.52)
---------------------------------                -----------            ------
   Weighted Avg. Shares                          11,602,987             ------




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

                        ENERGY BIOSYSTEMS CORPORATION

                      COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:

         TOTAL                  # DAYS
        SHARES               OUTSTANDING
      ----------------------------------

      11,605,377      x          30    =           348,161,310
      11,712,758      x          61    =           714,478,238
                                ---              --------------
                                 91              1,062,639,548      11,677,358
                                ---              --------------     ----------
                                ---              --------------     ----------


FOR THE THREE MONTHS ENDED JUNE 30, 1997


LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs                 ($3,181,016)   =     ($0.27)
---------------------------------                 -----------          -------
   Weighted Avg. Shares                            11,677,358          -------

                        ENERGY BIOSYSTEMS CORPORATION

                      COMPUTATION OF PER SHARE EARNINGS


FOR THE SIX MONTHS ENDED JUNE 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

         TOTAL                  # DAYS
        SHARES               OUTSTANDING
      ----------------------------------
      10,584,268      x          23    =           243,438,164
      11,107,568      x          14    =           155,505,952
      11,139,268      x          27    =           300,760,236
      11,140,768      x           8    =            89,126,144
      11,142,868      x          55    =           612,857,740
      11,301,975      x          28    =           316,455,300
      11,302,025      x          16    =           180,832,400
      11,303,525      x           7    =            79,124,675
      11,309,295      x           1    =            11,309,295
      11,309,355      x           3    =            33,928,065
                                ---              -------------
                                182              2,023,337,971       11,117,242
                                ---              -------------       ----------
                                ---              -------------       ----------

FOR THE SIX MONTHS ENDED JUNE 30, 1996


LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs                ($5,064,031)   =       ($0.46)
                                                 ------------           -------
   Weighted Avg. Shares                           11,117,242            -------





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

                        ENERGY BIOSYSTEMS CORPORATION

                      COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:


         TOTAL                  # DAYS
        SHARES               OUTSTANDING
      ----------------------------------
      11,142,868      x          36    =           401,143,248
      11,301,975      x          28    =           316,455,300
      11,302,025      x          16    =           180,832,400
      11,303,525      x           7    =            79,124,675
      11,309,295      x           1    =            11,309,295
      11,309,355      x           3    =            33,928,065
                                 --              -------------
                                 91    /         1,022,792,983   =  11,239,483
                                 --              -------------      ----------
                                 --              -------------      ----------

FOR THE THREE MONTHS ENDED JUNE 30, 1996


LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs               ($2,560,952)   =       ($0.23)
                                                ------------           -------
   Weighted Avg. Shares                          11,239,483            -------







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